SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 30, 2012
Date of report (Date of earliest event reported)

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BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 30, 2012, the Company entered into an Amendment to its  Secured Multi-Draw Term Loan Facility Agreement (the “Facility Agreement”) with each of  Thomas Girschweiler, a director and stockholder of the Company,  and Walter Villiger, an affiliate of the Company, each a non-U.S. Person (“U.S. Person” being defined in Regulation S of the Securities Act of 1933, as amended) (collectively, the “Investors”), pursuant to which (i) the amount of the Investor’s Facility (as defined in the Facility Agreement) was increased to $5,750,000, and (ii) the maturity date of  the Investor’s Facility was extended to January 11, 2016. The Note previously delivered to each of the Investors also was amended to reflect the changes to the Facility Agreement.  In consideration of such amendments, the Company issued to each of the Investors a five-year warrant to purchase 1,000,000 shares of the Company’s Common Stock, par value $0.001 per share, at a price of $0.08 per share.

ITEM 8.01.	OTHER EVENTS

On June 1, 2012, the Company issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01(d).	EXHIBITS

Exhibit #	Description

99.1	Press release dated June 1, 2012.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC

Date: May 30, 2012	By:	/s/ Daphne Taylor
Daphne Taylor
Chief Financial Officer